M. H. Meyerson & Co., Inc.

                            Exhibit 11

                 Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:

Six months ended July 31, 1996

Shares outstanding during the six months ended July 31, 1996:



                                                             Shares


4,983,335 shares from February 1 to May 7, 1996  97 days   483,383,495
4,993,335 shares from May 8 to July 31, 1996     85 days   424,433,475
                                                           907,816,970


907,816,970 shares divided by 182 days = 4,988,005 average shares outstanding.

Equivalent shares using the modified treasury stock method:


268,000 options, exercise price $1.00        268,000     1.0000    268,000
205,000 options, exercise price $1.10        205,000     1.1000    225,500
200,000 options, exercise price $2.1875      200,000     2.1875    437,500
 60,000 options, exercise price $2.25         60,000     2.2500    135,000
 50,000 options, exercise price $2.375        50,000     2.3750    118,750
Less shares assumed to be purchased:        (379,120)           (1,184,750)
                                             403,880                     0


Total weighted average outstanding shares: 5,391,885

Earnings, six months ended July 31, 1996: $1,940,084/5,391,885 = $0.36

Six months ended July 31, 1997

Shares outstanding during the six months ended July 31, 1997:


4,993,335 shares from February 1 to February 12, 1997  12 days     59,920,020
4,995,335 shares from February 13 to February 27, 1997 15 days     74,930,025
5,000,335 shares from February 28 to April 1, 1997     33 days    165,011,055
5,030,335 shares from April 2 to May 22, 1997          51 days    256,547,085
5,035,335 shares from May 23 to July 31, 1997          70 days    352,473,450
                                                      181 days    908,881,635


908,881,635 shares divided by 181 days = 5,021,445 average shares outstanding.

Calculation of equivalent shares would be anti-dilutive.